EXHIBIT 10.1

TRANSFER AGREEMENT

This Transfer Agreement is made this 19th day of November 2020 between Capital Market Solutions, LLC (“CMS”), a Delaware limited liability company, and Fision Corporation (“FISION”), a Delaware Corporation. Fision is a publicly trading listed company on the OTC Market System with a ticker of OTC:FSSN.

RECITALS

Whereas, Ft Myers ASC LLC (“ASC”) and ASC SoftDev LLC (“SoftDev”) are both Florida limited liability companies (collectively the “LLCs”) in good standing in the state of Florida.

Whereas, CMS formed the LLCs and is the sole member of each, owning 100% of membership interests in each LLC.

Whereas, the purpose of ASC is to own and operate an ambulatory surgery center which are medical facilities that specialize in elective same-day or outpatient surgical procedures, but do not offer emergency and are also known as surgi-centers.

Whereas, ASC has engaged consultants, architects and other experts to assist in the development of the business and has signed a commercial lease with a Landlord for the building where the ASC will operate, which lease is for approximately 20,000 square feet of space and for a term of 17 years with an option for an additional 15 years.

Whereas, the purpose of SoftDev is to engage in any and all activities necessary or incidental thereto including software development relating to ambulatory surgery centers, including without limitation ASC.

Whereas, SoftDev has engaged software development consultants and other experts to assist in the development of the business.

Whereas, CMS has incurred out of pocket expenses in connection with the formation and setting up of the LLC’s as well engaging eight different specialist consultants, including, lawyers, tax advisors software designers, ASC design and operation specialists, and arranging for ASC to enter into a long term lease agreement (“Out of Pocket Expenses”), as set forth on Exhibit A.

Whereas ASC has entered into a commercial lease and consulting contracts in consideration for, inter alia, the issuance of a Senior Secured Convertible Note (“Note”), in lieu of $500,000 rent payments for the first two years of the initial term of the lease, with conversion terms to convert the Note into common shares of Fision stock, in addition to hiring outside consultants up to $200,000 of fees, in the aggregate amount of $700,000.

Whereas the LLCs and Fision have agreed to issue secured notes convertible into common shares of stock of Fision in the aggregate amount up to $500,000 (“Convertible Notes”) to provide funds, pursuant to the Use of Proceeds, as illustrated in Exhibit C, to include reimbursement of the Out of Pocket Expenses and make loans to Fision.

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Whereas an example of the Convertible Note is attached as Exhibit B.

Whereas, CMS desires to transfer all its interest in each of the LLCs to Fision in return for Fision’s reimbursement of only its Out of Pocket Expenses and pursuant to the terms of this Agreement.

Now therefore, the parties agree as follows:

1. Incorporation of Recitals. The Recitals above are true and correct and made part of this Agreement.

2. Transfer of Ownership of the LLCs. CMS transfers to Fision as of the date of this Agreement all of its membership interests in the LLCs, retaining no interest, including all of the assets held in the LLCs.

3. Consideration and Payment. Upon the signing of this Agreement, Fision will pay to CMS the Out of Pocket Expenses up to a maximum amount of $200,000 as set forth on Exhibit A from the proceeds of Convertible Notes, as set forth in Exhibit B.

4. Use of Proceeds from the Convertible Notes. The proceeds raised from the sale of the Convertible Notes will be used as set forth in Exhibit C.

5. Representations and Warranties of CMS. CMS represents and warrants as follows:

a. It has good and marketable title to 100% of the membership interests in each of ASC and SoftDev and the membership interests are not subject to any mortgage, lease, pledge, lien, security interest or encumbrance of any nature.

b. The execution and delivery of this Agreement and consummation of the transactions herein provided does not conflict with or result in a breach of the terms and conditions of, accelerate any provision of, or constitute a default under, any contract, promissory note or agreement to which CMS or either LLC is a party or is bound.

c. No approvals by CMS or either LLC are required as a prerequisite to the signing of this Agreement.

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d. CMS is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

e. This Agreement is a legal, valid and binding agreement of CMS enforceable in accordance with its terms.

6. Representations and Warranties by Fision. Fision represents and warrants as follows:

a. The execution and delivery of this Agreement and consummation of the transactions herein provided does not conflict with or result in a breach of the terms and conditions of, accelerate any provision of, or constitute a default under, any contract, promissory note or agreement to which Fision is a party or is bound.

b. Fision has retained independent counsel to advise it on the substance and working of this Agreement.

c. Fision has secured all approvals necessary to make this a binding and enforceable agreement, including without limitation approval of the Board of Directors.

d. Fision is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

e. This Agreement is a legal, valid and binding agreement of Fision enforceable in accordance with its terms.

7. Entire Agreement/Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto as to the matters set forth herein and supersedes and revokes all prior agreements and understandings, oral and written, between the parties hereto or otherwise with respect to the subject matter hereof. No change, amendment, termination or attempted waiver of any of the provisions hereof will be binding upon any party unless set forth in an instrument in writing signed by the party to be bound or their respective successors in interest.

8. Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not in any way be impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining portions of this Agreement. The parties further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

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9. Counterparts/Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures transmitted by fax or email shall be deemed original signatures.

10. Headings. The headings in this Agreement are for reference purposes only and are not part of this Agreement and may not affect the meaning or interpretation of this Agreement.

11. Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they may not be construed as conferring, and are not intended to confer, any rights on any person or entity.

12. Governing Law and Choice of Forum. The validity and interpretation of this Agreement will be construed in accordance with, and governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in a federal or state court situated in Wilmington, DE. Each of the parties hereto agrees to submit to the jurisdiction of such courts.

13. Cooperation. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

14. Construction/Interpretation. The Parties have negotiated the terms of this Agreement and each has had full opportunity to consult with counsel. The Agreement is to be interpreted neutrally and not in favor of or against the other.

15. WAIVER OF JURY TRIAL. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT RELATING TO THIS AGREEMENT, THE PARTIES PREFERRING THAT SUCH DISPUTE BE RESOLVED BY A JUDGE HAVING JURISDICTION WITH RESPECT TO SUCH DISPUTE.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

FISION CORPORATION		CAPITAL MARKET SOLUTIONS LLC

By:
	Michael Brown, Chairman of the Board	William Gerhauser, Manager and sole member

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EXHIBIT A

OUT OF POCKET EXPENSES

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EXHIBIT B

SAMPLE OF CONVERTIBLE NOTE

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November [___], 2020

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Neither the security evidenced hereby nor the shares of capital stock into which it is convertible have been registered under the Securities Act of 1933, or any state securities laws, and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such act or laws covering such security or FISION CORPORATION receives an opinion of counsel for the holder of this security (concurred in by counsel for FISION CORPORATION; PROVIDED, HOWEVER, THAT SUCH CONCURRENCE WILL NOT BE UNREASONABLY WITHHELD) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and all applicable state securities laws.

[$_______________________]	Tampa, Florida
November [____], 2020

FOR VALUE RECEIVED, Ft Myers ASC LLC (the “Maker”) and ASC SoftDev LLC (the Co-Maker”), both Florida Limited Liability corporations, hereby promise to pay to the order of [________________________________] or his/her/its successors or assigns, as the case may be (the “Payee” or “Lender”), at the Payee’s principal place of business, currently located at [____________________________________________________________________] or such other place as may be specified in writing by the Payee, the principal sum of [_______________] Thousand dollars ($[___________]), together with simple interest on the unpaid principal balance from the date of this Note until fully paid at the rate of five percent (5%) per annum. Unless earlier converted pursuant to the terms of this Note, accrued interest and principal shall be due at the Maturity Date. Principal and interest are due and payable in lawful money of the United States of America.

This Senior Secured Convertible Promissory Note (this “Note”) and all amounts of principal and accrued but unpaid interest thereunder will be due and payable on the Maturity Date (as defined below). This Note may not be amended or modified, nor will any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought. Prepayment of principal, together with accrued interest, may be made by the Maker and/or Co-Maker and within the terms of this Note, if no conversion has been executed.

For purposes of this Note, the following terms are used as defined below:

1.	“Ft Myers ASC” means Ft Myers ASC LLC, a Florida limited liability company.

2.	“ASC SoftDev” means ASC SoftDev LLC, a Florida limited liability company.

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3.	“Fision” means Fision Corporation, a publicly traded Delaware corporation that is the issuer of securities into which the Payee may exercise its conversion rights pursuant to the Conversion Terms.

4.	“Maturity Date” means November 30, 2022.

5.	“Transfer Agreement” means the Transfer Agreement, dated as of November 19, 2020, by and among the Maker, Ft Myers ASC, LLC, a Florida limited liability corporation, Co-Maker, ASC SoftDev LLC, a Florida limited liability corporation, and Fision pursuant to which 100% ownership of each of Maker and Co-Maker will be transferred to Fision Corporation.

6.	“Subscription Agreement” means the Subscription Agreement and Investment Letter for the offering of senior secured convertible promissory notes by the Maker and Co-Maker.

7.	“Security Agreement” means the Security Agreement given by the Maker and Co-Maker to the Payee and other Senior Secured Lenders in the form attached hereto.

8.	“Obligations” has the meaning as set forth in the Security Agreement.

9.	“Collateral” has the meaning set forth in the Security Agreement.

10.	“Senior Security Position” means the continuing security interest Maker and Co-Maker grant Lender in the Collateral pursuant to the Security Agreement to secure the payment and performance in full of all of the Obligations. Each of Maker and Co-Maker represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral.

11.	“Conversion Terms” means the holder of this Note is entitled to all of the benefits and subject to all of the obligations provided for in the Subscription Agreement and Investment Letter and this Note, including the rights and obligations to convert as described herein.

12.	“Trigger Date” means earlier of (i) the Closing Date (as defined in the Transfer Agreement), or (ii) December 31, 2020.

Conversion Terms. Subject to the conversion provisions set forth below, outstanding amounts of principal and accrued interest under this Note may be converted at any time following the Trigger Date into shares of the Maker and Co-Maker’s parent company, Fision Corporation stock, based on a conversion price equal to the greater of: (aa) $0.05 per share, or (bb) Volume Weighted Average Price (“VWAP”) of 10 days prior to a conversion.

Security Interest. Maker and Co-Maker hereby assign and grant to Lender a security interest in and to the Collateral of the Maker and Co-Maker to secure payment of the Promissory Notes, collectively, not to exceed $500,000 pursuant to the Security Agreement.

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No recourse for the payment of the principal of or any fee on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Maker or Co-Maker in any Note, or because of the creation of any indebtedness represented thereby, may be had against any incorporator, member, equity holder, officer or director as such, past, present or future, of the Maker or Co-Maker, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note is secured by the Accounts Receivable and all other assets of both the Maker and Co-Maker, pursuant to the terms of the Security Agreement. No member, director or officer of the Maker, Co-Maker or Fision Corporation will have any personal liability for the repayment of this Note. This Note will be deemed to be a contract made under the laws of the State of Florida, and for all purposes will be construed in accordance with the laws of the State of Florida, without giving effect to the choice of law provisions thereof. Without affecting the liability of Company, the Payee may, without notice, renew or extend the time of payment, accept partial payments or agree not to sue any party liable on it.

Upon receipt by the Maker and Co-Maker of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker and Co-Maker will make and deliver a new Note of like tenor and dates as of such cancellation, in lieu of this Note. The terms and provisions hereof will inure to the benefit of, and be binding upon, the respective successors and assigns of the Maker and Co-Maker and the Payee. All parties had the opportunity to contribute to the drafting of the Note and any ambiguities in the Note will not be construed against any party. Payee has not received legal advice from counsel to Maker, Co-Maker, or Fision and has been advised to consult with its own legal and tax advisors before deciding to make the loan.

[Signatures on next page]

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The Maker and Co-Maker have duly executed this Senior Secured Convertible Promissory Note as of the date first above written.

MAKER: FT MYERS ASC LLC
By:	Capital Market Solutions LLC, a Delaware
limited liability corporation, its Manager

By:
William Gerhauser, Manager

CO-MAKER:
ASC Softdev LLC
By:	Capital Market Solutions LLC, a Delaware
limited liability corporation, its Manager

By:
William Gerhauser, Manager
Title:	Manager

ISSUER:
Fision Corporation

By:

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EXHIBIT C

USE OF PROCEEDS

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FISION CORPORATION

Post Transfer of Florida LLC’s

USE OF PROCEEDS

Description	Amount
Reimbursement to Capital Market Solutions (CMS) for: Legal for LLC Entities, Architects/Engineering, Accounting for new LLC’s	$150,000- 200,000
Rubicon Software Development (SoftDev)	$150,000
LLC’s (ASC & SoftDev) Project Mgmt, Development, Working Capital	$100,000
Fision Corporation Working Capital	$50,000
TOTAL PROCEEDS	$500,000

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